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CUSIP No.      471112102             13G                      Page 8 of 12 Pages


                          EXHIBIT 1 TO SCHEDULE 13G
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                                June 10, 1997
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           MORGAN STANLEY GROUP INC., MILLER ANDERSON & SHERRERD LLP

         and Commonwealth of Pennsylvania State Employees Retirement

         System hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



   BY:      /s/ Donald P. Ryan
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            Miller Anderson & Sherrerd LLP
            Donald P. Ryan/Vice President Morgan Stanley Asset Management Inc.



   BY:      /s/ Bruce Bromberg
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            Morgan Stanley Group Inc.
            Bruce Bromberg/Morgan Stanley & Co., Incorporated



   BY:      /s/ Donald P. Ryan
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            Commonwealth of Pennsylvania State Employees Retirement System
            Donald P. Ryan/Vice President Morgan Stanley Asset Management Inc.